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                                                                    EXHIBIT 99.2

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                       UNAUDITED PRO FORMA FINANCIAL DATA


            The unaudited pro forma condensed consolidated balance sheet (balance sheet) gives effect to the disposition of Computer Task Group Nederland, B.V. ("Nederland") by Computer Task Group, Inc. (the "Company") assuming the transaction was completed as of December 31, 2003. The balance sheet reflects the historical information for the Company and Nederland as of December 31, 2003.

            The unaudited pro forma condensed consolidated statement of operations (statement of operations) gives effect to the disposition of Nederland by the Company assuming the transaction was completed as of January 1, 2003. The statement of operations reflects the historical information for the Company and Nederland for the year ended December 31, 2003.

            The pro forma adjustments are described in the notes to the unaudited pro forma financial data and should be read in conjunction with the balance sheet and statement of operations.

            The unaudited pro forma financial data should also be read in conjunction with our consolidated financial statements and notes set forth in the Annual Report on Form 10-K for the year ended December 31, 2003. The unaudited pro forma financial data is presented for illustrative purposes only, and does not purport to represent what our results of operations would have been if the disposition had actually been completed as of the date indicated and are not intended to project our financial position or results of operations for any future period.



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            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                             As of December 31, 2003
                                 (in thousands)

                                                          CTG       PRO FORMA
                                           CTG, INC    NEDERLAND   ADJUSTMENTS         TOTAL
                                         ---------    ---------    -----------        ---------
ASSETS
CURRENT ASSETS
       Cash and temporary cash
       investments                       $   2,534    $     304    $      --          $   2,230

       Accounts receivable, net             41,554        1,622           --             39,932

       Prepaids and other                    2,538          282                           2,256

       Income taxes receivable               1,239           --           --              1,239

       Deferred income taxes                   502           --           --                502
                                         ---------    ---------    ---------          ---------

            Total current assets            48,367        2,208           --             46,159


       Property and equipment, net of

            accumulated depreciation         7,187          341           --              6,846

       Goodwill                             35,678           --           --             35,678

       Deferred income taxes                 4,511           --           --              4,511

       Other assets                            704           --           --                704
                                         ---------    ---------    ---------          ---------
            Total assets                 $  96,447    $   2,549    $      --          $  93,898
                                         =========    =========    =========          =========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
       Accounts payable                  $   6,837    $     318    $      --          $   6,519

       Accrued Compensation                 19,334          268          831 B,D         19,897

       Advance Billings                      1,167           27           --              1,140

       Other Current Liabilities             4,581          326          773 A,C          5,028
                                         ---------    ---------    ---------          ---------

            Total current liabilities       31,919          939        1,604             32,584


       Long-term debt                           --           --           --                 --

       Deferred compensation benefits        8,337           --           --              8,337

       Other long-term liabilities              60           --           --                 60
                                         ---------    ---------    ---------          ---------

       Total Liabilities                    40,316          939        1,604             40,981

SHAREHOLDERS' EQUITY

       Common stock                            270           --           --                270

       Capital in excess of par value      111,333           --           --            111,333

       Retained earnings                    40,441        2,141       (1,604) A,B,C,D    36,696

       Treasury stock                      (31,416)          --           --            (31,416)

       Stock Employ. Comp Trust            (58,446)          --           --            (58,446)

       Foreign currency adjustment          (4,840)        (531)          --             (4,309)

       Minimum Pension Liability            (1,211)          --           --             (1,211)
                                         ---------    ---------    ---------          ---------

            Total shareholders' equity      56,131        1,610       (1,604)            52,917
                                         ---------    ---------    ---------          ---------
                 Total liabilities and
                      shareholders'
                      equity             $  96,447    $   2,549    $      --          $  93,898
                                         =========    =========    =========          =========




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Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet
---------------------------------------------------------------------

The following adjustments have been made to reflect the pro forma effect of the disposition of Nederland by the Company, as if the disposition was consummated on December 31, 2003. All dollar amounts are in thousands.

A Transaction costs of $323 incurred by the Company as part of the disposition agreement

B Net pension credit of $668 transferred from Nederland to Computer Task Group Europe B.V., a consolidated subsidiary of the Company

C Net pension liability of $450 transferred from Nederland to Computer Task Group Europe B.V., a consolidated subsidiary of the Company

D Severance costs of $1,499 incurred by the Company as part of the discontinuance of operations in Nederland




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       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 2003
                                 (in thousands)

                                                              CTG      PRO FORMA
                                                CTG, INC.  NEDERLAND   ADJUSTMENTS      TOTAL
                                               ---------   ---------   -----------    ---------
Revenue                                        $ 252,341    $   6,827    $      --    $ 245,514

Direct costs                                     184,880        6,350           --      178,530

Selling, general and administrative expenses      64,199        2,304         (442) A    61,453
                                               ---------    ---------    ---------    ---------

Operating income (loss)                            3,262       (1,827)         442        5,531

Interest and other expense, net                     (400)         429          (78) B      (907)
                                               ---------    ---------    ---------    ---------

Income (loss) before income taxes                  2,862       (1,398)         364        4,624

Provision for income taxes                           118         --          1,824  C     1,942
                                               ---------    ---------    ---------    ---------
Net income (loss)                              $   2,744    $  (1,398)   $  (1,460)   $   2,682
                                               =========    =========    =========    =========

Net income (loss) per share:
Basic                                          $    0.16    $   (0.08)   $   (0.09)   $    0.16
Diluted                                        $    0.16    $   (0.08)   $   (0.09)   $    0.16

Basic and diluted income (loss) per share were calculated using 16,663 and 16,846 shares, respectively



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Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations
-------------------------------------------------------------------------------

The following adjustments have been made to reflect the pro forma effect of the disposition of Nederland by the Company, as if the disposition was consummated on January 1, 2003. However, significant non-recurring charges resulting directly from the transaction which will be included in operations in the following year are discussed below under the caption "Disposition Costs," but were excluded from the pro forma adjustments column in the table above. All dollar amounts are in thousands.

A Represents the employment and facility costs of $442 eliminated as part of the discontinuance of operations in Nederland

B Estimate of additional interest expense on borrowings of approximately $2.3 million needed to effectuate the transaction at an average interest rate of
     3.4 percent for 2003

C Reflects an effective income tax rate of 42% for continuing operations. This rate for continuing operations does not include the effect of the tax refund and related interest of approximately $1.7 million, as discussed in
     Note 4 to the consolidated financial statements for the Company as included in the Company's Form 10-K for December 31, 2003 as filed with the Securities and Exchange Commission

Disposition Costs
-----------------

As part of the disposition of Nederland by the Company, the Company incurred or will incur approximately $323 of transaction costs consisting primarily of legal and accounting fees, and $1,499 of severance costs